UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

         Date of Report (Date of earliest event reported): July 2, 2004



                          AMERICAN ECOLOGY CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                       0-11688                95-3889638
             --------                       -------                ----------
 (State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
  incorporation or organization)                                 Identification
                                                                     Number)

       Lakepointe Centre I,
    300 E. Mallard, Suite 300
          Boise, Idaho                                               83706
 (Address of principal executive                                     -----
            offices)                                               (Zip Code)



                                 (208) 331-8400
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS AND REGULATION FD

On July 2, 2004 personnel at the Company's hazardous waste treatment and disposal facility located in Robstown, Texas ("US Ecology Texas" or "USET"), reported to the Company's executive management that there had been an after-hours fire the previous evening in the permitted containment building where waste treatment is performed. The building is out of service as a result. No one was injured and no waste constituents have been detected outside the containment building.

Executive management immediately commenced an internal investigation, including but not limited to appointing the Corporate Director of Environmental Health and Safety and USET's facility manager to investigate the causes of the incident and identify corrective actions to prevent a recurrence. The Company has also notified its Board of Directors, insurance carriers, and responsible State of Texas regulatory officials. It more likely than not that the State of Texas regulatory agency with jurisdiction will issue a notice of enforcement against the Company. The timing and amount of any potential fine is not known and cannot be estimated at this time and the extent of any additional enforcement by the State of Texas regulatory agency, if any, cannot be determined without further investigation.

The Company maintains property and business interruption insurance on its operations, including those at USET, subject to certain limits and deductibles. Management expects the adverse financial impact of the fire to be reflected in its results in the second half of 2004. The amount of such financial impact cannot currently be estimated.

The Company currently has net book assets of $586,000 associated with the containment building and related equipment. An engineering firm has been retained to assist the Company in determining the extent of damage and recoverability of these assets. Depending upon the extent of damage, the Company may need to impair these assets. Costs for repairs or replacements and the extent of insurance coverage cannot be estimated at this time.

Approximately 50% of USET's year-to-date revenue has been derived from waste treatment performed utilizing the containment building and equipment. USET's remaining business involves direct disposal of waste without any required treatment. Direct disposal was not interrupted and continues to take place. At this time, the Company does not know when it will resume USET treatment operations. In certain cases, the Company may divert USET treatment business to its other hazardous waste disposal facilities.

While the Company is working with its customers to minimize the impact of this service interruption, the suspension of treatment operations will adversely impact USET revenue and earnings in future periods. Of its four operating facilities, USET is the least profitable through March 31, 2004. Management does not believe that the reduced revenue and earnings at USET will significantly impact the consolidated results of operations for the Company during 2004 or cause the Company's 2004 results of operations to fall short of its previously issued operating earnings guidance of greater than 15% operating profit growth for 2004 as compared to 2003 operating results.

This Form 8-K contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the company can generate future earnings, repair or recover burned assets or receive insurance proceeds for the loss of their use, limit the impact on operations due to any State of Texas notice of enforcement, or limit the impact on sales and operations due to USET's current inability to treat waste in the containment building. For additional information on factors that could cause actual results to differ from expectations, please refer to American Ecology Corporation's Report on Form 10-K, and most recent Form 10-Q filed with the Securities and Exchange Commission.


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SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              AMERICAN ECOLOGY CORPORATION
                                                     (Registrant)



Date: July 7, 2004                            By:/S/ James R. Baumgardner
                                                 -------------------------
                                                       James R. Baumgardner
                                                       Senior Vice President,
                                                       Chief Financial Officer,
                                                       Secretary and Treasurer


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